UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549
____________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED:  SEPTEMBER 8, 2009

ATWOOD OCEANICS, INC.
(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER 1-13167

TEXAS
(State or other jurisdiction of incorporation or organization)

Internal Revenue Service – Employer Identification No. 74-1611874

15835 Park Ten Place Drive, Houston, Texas, 77084
(281) 749-7800
____________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 REGULATION FD DISCLOSURE

The VICKSBURG has completed its approximate $8 million life-enhancing upgrade and has commenced its contract with NuCoastal (Thailand) Limited (“NuCoastal”) which provides for one hundred twenty (120) days of firm work at a dayrate of $95,000.  This contract also provides NuCoastal with an option to extend the program another ninety (90) days, which, if exercised, will result in the operating dayrate for the entire drilling program being adjusted to $90,000.  As a result of the rig’s life-enhancing upgrade, the depreciable life of the rig will be extended to ten (10) years commencing in October 2009.

The ATWOOD BEACON completed its drilling program offshore India at the end of July 2009 and is currently being moved to Singapore.  Contract opportunities are currently being pursued for the rig.

The ATWOOD HUNTER has completed its mobilization from Israel to offshore Ghana and has commenced its drilling program for Kosmos Energy Ghana HC at an operating dayrate of $538,000.

The SEAHAWK completed its relocation to a new drilling site on September 2, 2009, at which time its dayrate returned to its operating rate of around $90,000.  During the approximate thirty (30) days it took to relocate to its new drilling site, the rig’s dayrate had been reduced to around $70,000.

The ATWOOD SOUTHERN CROSS and RICHMOND remain “ready stacked” offshore West Africa and the U.S. Gulf of Mexico, respectively.  We are currently pursuing contract opportunities for the RICHMOND which, if successful, it could return the rig back to work sometime before the end of the calendar year 2009; however, dayrates are expected to be in the $30,000’s.  At this time, there are no immediate contract opportunities for the ATWOOD SOUTHERN CROSS, with the rig expected to remain idle through the remainder of calendar year 2009, with no guarantee that it will return to work in 2010.

Information with respect to the Company’s Fleet Status Report at September 8, 2009 is attached hereto as Exhibit 99.1.  Such information is being furnished under Regulation FD and should not be deemed to be filed under Section 19 of the Exchange Act.

Statements contained in this report with respect to the future are forward-looking statements.  These statements reflect management’s reasonable judgment with respect to future events.  Forward-looking statements involve risks and uncertainties.  Actual results could differ materially from those anticipated as a result of various factors including; the Company’s dependence on the oil and gas industry; the risks involved in the construction of a rig and commencement of operations of the rig following delivery; competition; operating risks; risks involved in foreign operations; risks associated with possible disruption in operations due to terrorism, acts of piracy, embargoes, war or other military operations; and governmental regulations and environmental matters.  A list of additional risk factors can be found in the Company’s annual report on Form 10-K for the year ended September 30, 2008, filed with the Securities and Exchange Commission.

ITEM 9.01                      EXHIBITS

EXHIBIT 99.1    Fleet Status Report at September 8, 2009

EXHIBIT INDEX

EXHIBIT NO.                                        DESCRIPTION

99.1	Fleet Status Report at September 8, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATWOOD OCEANICS, INC
(Registrant)

/s/ James M. Holland James M. Holland Senior Vice President

DATE: September 8, 2009

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